Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF
A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

13-4994650

(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

1111 Polaris Parkway Columbus, Ohio	43271

(Address of principal executive offices)	(Zip Code)
Robert M. Macallister
Vice President and Assistant General Counsel
JPMorgan Chase Bank, National Association
1 Chase Manhattan Plaza, 25th Floor
New York, NY 10081
Tel: (212) 552-2192
(Name, address and telephone number of agent for service)
LENNAR CORPORATION
(Exact name of obligor as specified in its charter)

Delaware	95-4337490

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer Identification No.)

700 Northwest 107th Avenue Miami, Florida	33172

(Address of principal executive offices)	(Zip Code)

Debt Securities

GENERAL
Item 1. General Information.
     Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.
Item 2. Affiliations with the Obligor and Guarantors.
If the obligor or any guarantor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits
     List below all exhibits filed as a part of this Statement of Eligibility.
     1. A copy of the Articles of Association of JPMorgan Chase Bank, N.A. (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
     2. A copy of the Certificate of Authority of the Comptroller of the Currency for the trustee to commence business. (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
     3. None, the authority of the trustee to exercise corporate trust powers being contained in the documents described in Exhibits 1 and 2.
     4. A copy of the existing By-Laws of the Trustee. (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
     5. Not applicable.
     6. The consent of the Trustee required by Section 321(b) of the Act.
     (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority. (see Exhibit 7 to Form T-1 filed in connection with Registration Statement No. 333-106575 which is incorporated by reference).
     8. Not applicable.
     9. Not applicable.
SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, N.A., has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 6th day of January, 2006.

JPMORGAN CHASE BANK, N.A.
By /s/ Francine Springer
Francine Springer

J. P. Morgan Trust Company, National Association
Statement of Condition
30-Sep-05

($000)
Assets
Cash and Due From Banks	44,924
Securities	214,539
Loans and Leases	115,633
Premises and Fixed Assets	7,396
Intangible Assets	356,469
Goodwill	202,094

Other Assets	43,434

Total Assets	984,489

Liabilities
Deposits	119,305
Other Liabilities	47,817

Total Liabilities	167,122

Equity Capital
Common Stock	600
Surplus	701,587
Retained Earnings	72,537

Total Equity Capital	817,367

Total Liabilities and Equity Capital	984,489